UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2014

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sale of Equity Securities.

The information required to be reported under this Item is incorporated by reference to Item 7.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On April 17, 2013, OPKO Health, Inc., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, OPKO Holdings Israel Ltd, a wholly-owned subsidiary of the Company (together with the Company, the “Buyers”), Inspiro Medical Ltd., an Israeli medical device company (“Inspiro”), and certain shareholders of Inspiro (the “Sellers”).

Pursuant to the Purchase Agreement, the Buyers will purchase from the Sellers all of the issued and outstanding shares of Inspiro for $10 million. In connection with the transaction, the Buyers will pay to the Sellers at closing $1 million in cash and $9 million in shares of the Company’s common stock (the “Stock Consideration”), based on the average closing sales price per share of the Company’s Common Stock as reported by the New York Stock Exchange for the ten trading days immediately preceding the execution date of Purchase Agreement, or $9.00 per share. Pursuant to the Purchase Agreement, $2 million of the Stock Consideration is to be held in a separate escrow account to secure the indemnification obligations of Sellers under the Purchase Agreement. The Stock Consideration will be issued in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof. The above description of the Purchase Agreement does not purport to be complete and is solely intended as a summary of the material terms of the Stock Purchase Agreement. The completion of the acquisition is subject to various customary closing conditions. The transaction is expected to close during the second quarter.

On April 17, 2014, the Company issued a press release announcing that it entered into the Purchase Agreement. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act.

This Current Report on Form 8-K contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements that relate to anticipated closing date of the acquisition. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements including delays in completing the acquisition. the time required to consummate the proposed acquisition, the focus of management on acquisition-related issues, the risk that certain required approvals and consents will not be obtained, the risk that the businesses will not be integrated successfully, the risk that any potential synergies from the transaction may not be fully realized or may take longer to realize than expected, new information arising out of clinical trial results, and the risk that the safety and/or efficacy results of existing clinical trials will not support continued clinical development, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward- looking statements contained in this Current Report on Form 8-K may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated April 17, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

April 22, 2014	By:	Adam Logal

Name: Adam Logal
Title: Senior Vice President-Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated April 17, 2014